AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 22nd day of February, 2017, to the Transfer Agent Servicing Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the
Soundwatch Enhanced Income Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit M is hereby superseded and replaced with Amended Exhibit M attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Christopher E. Kashmerick	By: /s/ Michael L. Ceccato
Name: Christopher E. Kashmerick	Name: Michael L. Ceccato
Title: President	Title: Senior Vice President

Soundwatch

Amended Exhibit M to the Trust for Advised Portfolios Transfer Agent Servicing Agreement
Name of Series
Soundwatch Core Hedged Equity Fund
Soundwatch Enhanced Income Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at May, 2016

Annual Service Charges to the Fund*

▪ Base Fee for 1st CUSIP	___ per year
▪ Additional CUSIP Fee	___ per year
▪ NSCC Level 3 Accounts	___ per open account
▪ No-Load Fund Accounts	___ per open account
▪ Load Fund Accounts	___ per open account
▪ Closed Accounts	___ per closed account

Annual Basis Point Fee
___ basis point on the first___
___ basis points on the next ___
___  basis points on the balance

Services Included in Annual Basis Point Fee
▪          Telephone Calls
▪          Voice Response Calls
▪          Manual Shareholder Transaction & Correspondence
▪          Omnibus Account Transaction
▪          Daily Valuation/Manual 401k Trade
▪          Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪          NSCC System Interface
▪          Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪          Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪          12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

CUSIP Setup
▪          CUSIP Setup beyond the initial CUSIP - ___  per CUSIP
▪          Expedited CUSIP Setup - ___  per CUSIP (Less than 35 days)

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Soundwatch

Amended Exhibit M (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule at May, 2016
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪          FAN Web Premium (Fund Groups over ___ open accounts)
−          Implementation - ___ per fund group – includes up to ___  hours of technical/BSA support
−          Annual Base Fee - ___  per year
▪          FAN Web Select (Fund Groups under ___ open accounts)
−          Implementation - ___ per fund group – includes up to ___  hours of technical/BSA support
−          Annual Base Fee - ___ per year
▪          FAN Web Direct (API) – Quoted Separately
▪          Customization - ___ per hour – (subject to change at prevailing rates of vendor)
▪          Activity (Session) Fees:
−          Inquiry - ___ per event
−          Account Maintenance - ___  per event
−          Transaction – Financial transactions, reorder statements, etc. - ___ per event
−          New Account Setup - ___  per event (Not available with FAN Web Select)
▪          Strong Authentication:
−          ___ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪          FAN Web Premium (Fund Groups over ___ open accounts)
▪          Implementation – - ___  per fund group – includes up to 90 hours of technical/BSA support
▪          Annual Base Fee - ___ per year
▪          FAN Web Select (Fund Groups under ___ open accounts)
−          Implementation – ___ per fund group – includes up to 45 hours of technical/BSA support
−          Annual Base Fee - ___  per year
▪          Customization - ___ per hour - (subject to change at prevailing rates of vendor)
▪          Activity (Session) Fees:
−          Inquiry - ___  per event
−          Account Maintenance - ___ per event
−          Transaction – financial transactions, duplicate statement requests, etc. - ___  per event
−          New Account Set-up - ___  per event (Not available with FAN Web Select)
▪          Strong Authentication:
−          ___  per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker dealers for import into a variety of financial planning software packages.
▪          Base Fee Per Management Company – file generation and delivery - ___  per year
▪          Per Record Charge
−          Rep/Branch/ID - ___
−          Dealer - ___
▪          Price Files - ___  per record or ___ per user per month, whichever is less
Vision
Permits broker dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪          Inquiry Only
−          Inquiry -___  per event
−          Per broker ID - ___ per month per ID
▪          Transaction Processing___
▪          ___  per management company
−          Transaction – purchase, redeem, exchange, literature order - ___ per event
−          New Account Setup – ___  per event
−          Monthly Minimum Charge - ___  per month

Soundwatch

Amended Exhibit M (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule (Continued) at May, 2016

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-          ___ per Month - Unlimited Users
eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-          ___ per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪          BDS – Statement Storage & Retrieval
-           Setup: ___ per user
-           Support: ___  per user per month
▪          ReportSource – Report and Data File Storage & Retrieval
-           Setup: Included in initial fund setup on Transfer Agent system
-           ___ per user per month beyond 2 users included as part of setup
Additional Data Delivery Services
▪          Ad Hoc per  PowerSelect File Development
-          Standard ad-hoc select: ___ per file
-          Custom coded data for recurring, scheduled delivery: ___  per hour consultation and programming development
-          Support: ___  per file per month for recurring files/reports scheduled for delivery via Report Source.
-          Recurring files scheduled for delivery via Report Source.
▪          Custom Electronic File Exchange (DDS delivery of standard TIP files)
-          Setup: ___ one-time fee
-          Support: ___  per file per month

Recordkeeping Application Access
▪          Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−          ___  implementation
−          ___  per month
▪          Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−          Cost varies depending upon location and bandwidth
▪          TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−          ___  implementation
−          ___  per ID per month
▪          TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−          ___  implementation
−          ___  per ID per month
▪          TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−          ___  implementation
−          ___ per ID per month
▪          Automated Work Distributor (AWD) – Image and workflow application.
−          ___  implementation
−          ___ per ID per month
▪          Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−          ___  implementation
−          ___ per ID per month
▪          PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−          ___  per month

Soundwatch

Amended Exhibit M (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule (Continued) at May, 2016

Programming Charges- (subject to change at prevailing rate of vendor)
▪          ___  per hour
▪          Charges incurred for customized services based upon fund family requirements including but not limited to:
-          Fund setup programming (transfer agent system, statements, options, etc.)
-          Conversion programming
-          Customized service development
-          Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-          All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule at May, 2016

Transfer Agent Training Services
▪          On-site at USBFS -  ___per day
▪          At Client Location -  ___per day plus travel and miscellaneous expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪          ___per direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪          ___ setup per fund group
▪          ___per month administration
▪          ___ per received email correspondence
Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪          ___per fund group per month

Literature Fulfillment Services
▪          Account Management/Database Administration
−          ___per month
−          Receiving -  ___ per SKU
−          Order Processing - ___per order
−          Skid Storage -  ___ per month per location
−          Disposal -  ___ per SKU
▪          Inbound Teleservicing Only
−          Account Management -  ___ per month (OR)
−          Call Servicing -  ___ per call
▪          Lead Source Reporting
−          ___ per month
▪          Closed Loop Reporting
−          Account Management -  ___per month
−          Database Installation, Setup -  ___per fund group
▪          Miscellaneous Expenses
−          Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
-          ___per Month

CTI Reporting – Integrated custom detailed call reporting
▪          ___per monthly report

Soundwatch

Amended Exhibit M (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at May, 2016

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪          ___per qualified plan account or Coverdell ESA account (Cap at  ___ per SSN)
▪          ___ per transfer to successor trustee
▪          ___per participant distribution (Excluding SWPs)
▪          ___per refund of excess contribution
▪          ___per reconversion/re-characterization

Additional Shareholder Paid Fees
▪          ___per outgoing wire transfer or overnight delivery
▪          ___per telephone exchange
▪          ___ per return check or ACH or stop payment
▪          ___ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪          ___ setup per fund group
▪          ___ per certificate transaction

Real Time Cash Flow
▪          Implementation (one time charge) & Recurring Charges (monthly)
-          5 Users –  ___
-          10 Users – ___
-          20 Users –  ___
-          30 Users – ___
-          40 Users –  ___
-          50 Users –  ___
▪          Training
-          WebEx -  ___ per user
-          On Site at USBFS - ___ per day
-          At Client Location -  ___ per day plus travel and miscellaneous expenses if required
▪          Real Time Data Feeds
-          Implementation (per feed) -  ___per hour (8 hour estimate)
-          Recurring (per feed) -  ___per month

Advisor’s Signature not required as fees are not changing; only the Soundwatch Enhanced Income Fund is being added.

Soundwatch